Exhibit 99

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, July 24, 2013

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended June 30, 2013.  The dividend will be payable to stockholders of record as of August 16, 2013 and is expected to be paid on August 23, 2013.  The Company has 7,221,407 shares of common stock outstanding.

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